Exhibit 4.24

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Amendment No. 4 to License Agreement

This Amendment No. 4 to the License Agreement, dated as of March 11th, 2021 (this “Amendment”), is made by and between AstraZeneca AB (“AstraZeneca”) and RedHill Biopharma Inc. (“Licensee”), each individually a “Party” and collectively, the “Parties”.

WHEREAS, AstraZeneca and Licensee are parties to that certain License Agreement dated as of February 23, 2020, as amended (as amended, the “License Agreement”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the License Agreement.

WHEREAS, the Parties desire to amend certain provisions of the License Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1	Amendments. The first sentence of Section 9.1 of the License Agreement shall be amended and restated in its entirety as set forth below:

“In consideration of the rights granted by AstraZeneca to Licensee hereunder and subject to Section 17.2, (a) Licensee previously paid to AstraZeneca a non-refundable and non-creditable upfront amount equal to Fifty-two million five hundred thousand Dollars (US$52,500,000) and (b) will pay the following additional non-refundable and non-creditable payments to Astra Zeneca: (1) [***] Dollars (US$[***]) [***], (2) [***] installments of [***]Dollars (US$[***]) due and payable on the first Business Day of each calendar month commencing on [***], (3) [***] installments of [***]Dollars (US$[***]) due on each of [***] (4) [***] installments of [***] Dollars (US$[***]) due on each of [***] and (5) [***] installments of [***]Dollars (US$[***]) due and payable on the first Business Day of each calendar month commencing [***] and ending on December 1, 2022.”

2

Effect of this Amendment.  This Amendment and all modifications to the License Agreement herein shall be effective from and as of the date hereof.  From and as of the date hereof each reference to the License Agreement shall be deemed to be a reference to the License Agreement as amended by this Amendment.  Except as expressly set forth in the foregoing provisions of this Amendment, neither this Amendment nor the consummation of the transactions contemplated by the License Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties to the License Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the License Agreement.

3	Miscellaneous:

CONFIDENTIAL

3.1	This Amendment and the terms hereof are subject to the confidentiality provisions set forth in Section 12 of the License Agreement.
3.2	All disputes arising under this Amendment shall be resolved in accordance with Section 18.5 of the License Agreement.
3.3	Sections 18.4, 18.6, 18.7, 18.9.2, 18.17, 18.18 and 18.19 of the License Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature Page Follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first set forth above.

ASTRAZENECA AB
By:	/s/ [***]
Name:	[***]
Title:	[***]

[Signature Page - Amendment No. 4 to License Agreement]

CONFIDENTIAL

REDHILL BIOPHARMA INC.
By:	/s/ [***]
Name:	[***]
Title:	[***]

[Signature Page - Amendment No. 4 to License Agreement]

CONFIDENTIAL